As filed with the Securities and Exchange Commission on May 14, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                        ---------------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

                                LASER STORM, INC.
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                                           84-1139159
 -----------------------------                              -----------------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                             Identification No.)

7808 Cherry Creek South Drive, Unit 301, Denver, Colorado 80231
- ---------------------------------------------------------------
(Address of Principal Executive Offices)             (Zip Code)


                        OPTIONS TO PURCHASE COMMON STOCK
                        --------------------------------
                            (Full Title of the Plan)

                                Robert J. Cooney
                              Chairman of the Board
                     7808 Cherry Creek South Drive, Unit 301
                             Denver, Colorado 80231
                      -------------------------------------
                     (Name and address of agent for service)

                                 (303) 751-8545
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                              Thomas S. Smith, Esq.
                            Hopper and Kanouff, P.C.
                         1610 Wynkoop Street, Suite 200
                             Denver, Colorado 80202
                                 (303) 892-6000


The Exhibit Index may be found on page 8 of the sequentially numbered copy of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE

         Title of             Amount        Proposed         Proposed Maximum      Amount of
     Securities to be         to be      Maximum Offering        Aggregate       Registration
        Registered          Registered    Price Per Share     Offering Price         Fee
     ----------------       ----------   ----------------    ----------------    ------------

Common Stock,
$0.001 par value ..........   141,000     $   0.20(1)           $   28,200        $     9.72

Common Stock,
$0.001 par value ..........    75,000     $   0.75(1)           $   56,250        $    19.40

Common Stock,
$0.001 par value ..........    28,500     $   2.00(1)           $   57,000        $    19.66

Common Stock,
$0.001 par value ..........   300,400     $   4.00(1)           $1,201,600        $   414.34

Common Stock,
$0.001 par value ..........     5,100     $   3.59(2)           $   18,309        $     6.31
                              -------       ----------             -------            ------

         Total ............   550,000           XXX             $1,361,359        $   469.43

- -------------------

(1)  Based on the exercise price per share in accordance with Rule 457(h)(1).

(2) Based on the average of the closing bid and asked prices of the Registrant's Common Stock on the Nasdaq Small Cap Market on May 8, 1996, in accordance with Rule 457(h)(1).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents, which have been filed by the Registrant with the Securities and Exchange Commission, are hereby incorporated by reference into this Prospectus:

         (a)      Prospectus dated April 23, 1996.

         (b)      Form 8-A dated April 18, 1996.

         (c)      Form 8-A/A dated April 23, 1996.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and shall be a part hereof from the date of such filing.

Item 4.  Description of Securities.

     No information is required to be furnished hereunder due to the fact that Registrant's Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel.

     No information  is required to be furnished  hereunder due to the fact that
Item 509 of Regulation S-K is not applicable.

Item 6.  Indemnification of Directors and Officers.

     The statutes, charter provisions, bylaws, contracts, or other arrangements under which any controlling person, director, or officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his or her capacity as such are as follows:

     (a) Sections 7-109-102 to 7-109-110, inclusive, of the Colorado Business Corporation Act give Colorado corporations powers to indemnify their directors, officers, employees, fiduciaries and agents against liability incurred in any proceeding to which they are made parties by reason of being or having served in such capacities, subject to specified conditions and exclusions; authorize the payment for or reimbursement of reasonable expenses incurred by such persons in such proceedings; mandate indemnification of directors and officers who are successful on the merits; and permit corporations to obtain directors' and officers' liability insurance.

     (b) Article VI of Registrant's Restated Articles of Incorporation with Amendments, as amended, provides with respect to indemnification that a director of the corporation shall not be personally liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act, as it may be amended from time to time; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended.

     Paragraph 3 of Article VII of Registrant's Restated Articles of Incorporation with Amendments, as amended, provides that Registrant shall indemnify to the maximum extent permitted by law in effect from time to time, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

     (c) Article VI of the Registrant's Bylaws provides that Registrant shall indemnify any director, officer, employee, fiduciary or agent of Registrant or one who is or was serving at the request of Registrant in a like capacity for any corporation, partnership, joint venture, trust, unincorporated association, limited liability company, or other enterprise or employee benefit plan who is, was or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding by reason of serving in such capacity, against reasonably incurred expenses, judgments, penalties, fines and settlements reasonably incurred, if he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the corporation's best interests, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful; or who was wholly successful in defense of the action, suit or proceeding to which he was entitled to indemnification.

     Article VII of the Registrant's Bylaws permits Registrant to obtain insurance against any liability asserted against or incurred by any director, officer, employee, fiduciary or agent of Registrant arising out of the service of such persons in such capacity.

     (d) The Registrant has obtained a $3,000,000 Directors' and Officers' Liability Insurance Policy which, in general, provides that the insurance carrier will pay on behalf of the Registrant's directors or officers, or will reimburse the Registrant for amounts it pays under the indemnity provisions to its directors and officers, for damages, settlements and costs of defense which the directors or officers are legally obligated to pay for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers in the discharge of their duties solely in their capacities as directors or officers of the Registrant, its subsidiaries and certain joint ventures. Excluded are amounts the directors or officers are required to pay for criminal or civil fines or penalties imposed by law, punitive or exemplary damages or the two-thirds portion of any treble damage award, taxes, or any matter which may be deemed uninsurable under the law pursuant to which the insurance policy is construed. Also excluded are amounts paid for claims which arise out of such things as the directors or officers realizing illegal profits, having to return nonapproved remuneration, committing fraudulent criminal or dishonest acts, various torts, being liable for seepage, pollution or contamination and being subject to claims by the Company or its affiliates.

Item 7.  Exemption From Registration Claimed.

     No response is required to Item 7 due to the fact that restricted securities are not to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

Exhibit No                 Description.

5.1 Opinion of Hopper and Kanouff, P.C., as to legality of securities being registered.

10.1 Amended Stock  Incentive Plan which is incorporated by reference to Exhibit
     10.5 to Registration Statement No. 33-98578.

10.2 Forms of Options Granted to Employees which are incorporated by reference to Exhibit 10.6 to Registration Statement No. 33-98578.

10.3 Options Granted to Harrison A. Price and Harold Skripsky which are incorporated by reference to Exhibit 10.17 to Registration Statement No. 33-98578.

10.4 Options Granted to Michael D. Kessler and Eric Schwartzman which are incorporated by reference to Exhibit 10.21 to Registration Statement No. 33-98578.

23.1 Consent of HEIN + ASSOCIATES LLP.

23.2 Consent of Hopper and Kanouff, P.C.

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado on May 13, 1996.

                                   LASER STORM, INC.




                                   By:   /s/ Robert J. Cooney
                                      ------------------------------------------
                                      Robert J. Cooney, Chief Executive Officer,
                                      Principal Accounting Officer and Treasurer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Robert J. Cooney                         Director       May 13, 1996
- ----------------------------------
Robert J. Cooney


/s/ William R. Bauerle                       Director       May 13, 1996
- ----------------------------------
William R. Bauerle


/s/ Frank J. Ball                            Director       May 13, 1996
- ----------------------------------
Frank J. Ball


/s/ Harrison A. Price                        Director       May 13, 1996
- ----------------------------------
Harrison A. Price


/s/ Harold Skripsky                          Director       May 13, 1996
- -----------------------------------
Harold Skripsky

                                  EXHIBIT INDEX


Exhibit Description                                                     Page No.
- ------- -----------                                                     --------
5.1     Opinion of Hopper  and  Kanouff,  P.C.,  as to  legality  of       9
        securities being registered.

10.1    Amended  Stock  Incentive  Plan  which  is  incorporated  by       N/A
        reference to Exhibit 10.5 N/A to Registration  Statement No.
        33-98578.

10.2    Forms of Options Granted to Employees which are incorporated       N/A
        by reference to N/A Exhibit 10.6 to  Registration  Statement
        No. 33-98578.

10.3    Options  Granted to  Harrison  A. Price and Harold  Skripsky       N/A
        which are incorporated N/A by reference to Exhibit 10.17 to Registration Statement No. 33-98578.

10.4    Options  Granted to Michael D. Kessler and Eric  Schwartzman       N/A
        which are incor- N/A porated by reference  to Exhibit  10.21 to Registration Statement No. 33-98578.

23.1    Consent of HEIN + ASSOCIATES LLP.                                  10

23.2    Consent of Hopper and Kanouff, P.C.                                11













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